                                                                    EXHIBIT 12.1





                           STILLWATER MINING COMPANY
        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (in thousands, except ratios)

                                                                           Year ended December 31
                                                -----------------------------------------------------------------------------
                                                   1997            1996             1995            1994             1993
                                                -----------     -----------     ------------    ------------     ------------
Income (Loss) before Income Taxes
    Extraordinary Loss and Cumulative
    Effect of Accounting Change                 $    (8,743)     $   (4,515)     $       112    $      2,794     $      2,384
Capitalized Interest                                 (1,535)         (2,281)               -            (306)               -
Amortization of Capitalized Interest                     82               -                -               -                -
                                                -----------     -----------     ------------    ------------     ------------
                                                    (10,196)         (6,796)             112           2,488            2,384
                                                -----------     -----------     ------------    ------------     ------------

Fixed Charges
    Interest                                          5,148           3,684              471             664              221
    Amortization of Debt Expense                        280             186                -               -                -
                                                -----------     -----------     ------------    ------------     ------------
        Total Fixed Charges                           5,428           3,870              471             664              221
                                                -----------     -----------     ------------    ------------     ------------

Earnings (Loss) Before Fixed Charges                 (4,768)         (2,926)             583           3,152            2,605
                                                ===========     ===========     ============    ============     ============

Ratio of Earnings to Fixed Charges                       (b)             (a)             1.2             4.7             11.8
                                                ===========     ===========     ============    ============     ============

a) Earnings for the year ended December 31, 1996 were inadequate to cover fixed charges by $6,796.

b) Earnings for the year ended December 31, 1997 were inadequate to cover fixed charges by $10,196.